                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------x
In re                                       :
                                            :        Chapter 11 Case Nos.
                                            :
RHYTHMS NETCONNECTIONS INC., ET AL.,        :        01- 14283 (BRL) through
                                            :        01- 14287 (BRL)
                                            :
                  Debtors.                  :        (Jointly Administered)
                                            :
--------------------------------------------x

                        Monthly Operating Statements For
                The Period December 1, 2001 to December 31, 2001

DEBTORS
Rhythms NetConnections Inc.
Rhythms Links Inc.
Rhythms Links Inc. - Virginia
Rhythms Leasing Inc.
RCanada, Inc.

DEBTORS' ADDRESS
9100 E. Mineral Circle
Englewood, CO 80112
                                                  Monthly Disbursements: $27,223

DEBTORS' ATTORNEYS
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

                                     Monthly Operating Profit (Loss): $(311,439)


     The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information, contained therein is complete, accurate and truthful to the best of my knowledge.

Date: February 14, 2002                 By /s/ Susan Richart
                                           -----------------------
                                           Susan Richart
                                           Controller

Indicate if this is an amended statement by checking here

                                                      Amended Statement ________

                           RHYTHMS NETCONNECTIONS INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                      DECEMBER 31,
                                                                          2001
                                                                      -----------
                                                                       (unaudited)
                                     ASSETS
Current assets:
  Cash and cash equivalents                                           $     5,266
  Short-term investments                                                  111,537
  Restricted cash                                                          51,854
  Accounts receivables, net                                                    --
  Loans, interest, and other receivables, net                               5,085
  Inventory                                                                    --
  Prepaid expenses and other current assets                                 4,590
                                                                      -----------
    Total current assets                                                  178,332
                                                                      -----------
Furniture, fixtures and equipment, net                                      6,000
Collocation fees, net                                                          --
Investments                                                                 3,050
Other assets                                                                3,208
                                                                      -----------
TOTAL ASSETS                                                          $   190,590
                                                                      ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current portion of long-term debt                                   $        --
  Accounts payable - Trade
      Prepetition Liabilities                                               8,318
      Post Petition Liabilities                                            12,247
Interest payable                                                           31,489
  Accrued expenses                                                         18,524
  Other current liabilities                                                11,302
Senior notes payable                                                      849,312
                                                                      -----------
    Total current liabilities                                             931,192
                                                                      -----------
Long-term Deferred Installation Revenues                                       --
                                                                      -----------
    Total liabilities                                                     931,192
                                                                      -----------
Mandatorily redeemable common stock warrants                                   --
Mandatorily redeemable preferred stock                                    501,265
                                                                      -----------
                                                                        1,432,457

Stockholders' deficit:
  Common stock, $0.001 par value; 250,000,000 shares
        authorized; 79,739,764 shares issued as of 2000
        and 79,750,254 as of 2001                                              80
  Treasury stock, at cost none as of 2000 and 156,768 as of 2001             (472)
  Additional paid-in capital                                              335,138
  Warrants and Deferred Compensation                                       87,157

  Accumulated deficit                                                  (1,663,770)
  Accumulated comprehensive income                                             --
                                                                      -----------
    Total stockholders' deficit                                        (1,241,867)
                                                                      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $   190,590
                                                                      ===========

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                           RHYTHMS NETCONNECTIONS INC.
                       CONSOLIDATED SUPPLEMENTAL SCHEDULES
                                 (IN THOUSANDS)

                                                              DECEMBER 31,
                                                                 2001
                                                              -----------
                                                              (unaudited)
  PREPAID AND OTHER CURRENT ASSETS
   Prepaid Maintenance Agreements                               $ 1,473
   Prepaid Insurance                                                489
   Prepaid Other
                                                                -------
          Subtotal                                              $ 1,962

   Current Deferred Installation Costs                               --

   Employee Trust Assets                                          2,628

          TOTAL                                                 $ 4,590
                                                                =======
INVESTMENTS
   At Home Solutions                                            $ 3,000
   Megapath, Inc.                                                    --
   Other                                                             50
                                                                -------
          TOTAL                                                 $ 3,050
                                                                =======
OTHER ASSETS
   Deferred Business Acquisition Costs                          $    --
   Security Deposits                                              3,208
                                                                -------
          TOTAL                                                 $ 3,208
                                                                =======
ACCRUED EXPENSES
   Operating Expenses
          Prepetition                                           $    --
          Post Petition                                          10,078
                                                                -------
            Subtotal                                            $10,078

   Accrued Wages and Benefits                                     2,238

   Accrued Sales, Use, Property, and Telecommuncation Fees        6,208
                                                                -------
          TOTAL                                                 $18,524
                                                                =======
OTHER CURRENT LIABILITIES
   Capital Lease Obligation                                          --
   Current Deferred Installation Revenues                            --
   Insurance Claim                                               11,250
   Sublease Deposits                                                 52
                                                                -------
          TOTAL                                                 $11,302
                                                                =======

                           RHYTHMS NETCONNECTIONS INC.
                       CONSOLIDATED STATEMENT OF CASH FLOW
                                 (IN THOUSANDS)

                                                                      ONE MONTH ENDED
                                                                        DECEMBER 31,
                                                                      ---------------
                                                                           2001
                                                                      ---------------
                                                                        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                             $(311,439)
    Adjustments to reconcile net loss to
       net cash used for operating activities:
         Loss on sale of assets                                            122,606
         Asset impairment and valuation                                    183,143
         Amortization of debt discount and deferred debt
            issue costs                                                    (10,298)
    Net change in working capital:
         Increase in accounts, loans, interest, and other
            receivables, net                                                (2,787)
         Decrease in prepaid expenses and other current assets               1,460
         Decrease in trust assets                                            3,648
         Decrease in accounts payable                                       (1,434)
         Decrease in accrued expenses and other current liabilities        (10,539)
                                                                         ---------
               Net cash used for operating activities                      (25,640)
                                                                         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases (maturities) of government securities as
       restricted cash, net                                                    751
    Equity investments                                                      11,323
    Purchases of furniture, fixtures, and equipment                           (656)
    Proceeds from Worldcom                                                   8,000
                                                                         ---------
               Net cash provided by (used for) investing activities         19,418
                                                                         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from Borrowing (See note below)                                12,296
                                                                         ---------
               Net cash provided by (used for) financing activities         12,296
                                                                         ---------
Net increase in cash and cash equivalents                                    6,074
Cash and cash equivalents at beginning of period                              (808)
                                                                         ---------
Cash and cash equivalents at end of period                               $   5,266
                                                                         =========
Supplemental schedule of cash flow information:
     Cash paid for interest                                              $      --
                                                                         =========


Proceeds from Borrowings represent funds received from MCI Worldcm related to Debtor In Possession Financing approved Sept 24, 2001.

                           RHYTHMS NETCONNECTIONS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                          ONE MONTH ENDED     TWELVE MONTHS ENDED
                                                              31-DEC                 31-DEC
                                                          ---------------     -------------------
                                                               2001                   2001
                                                          ---------------     -------------------
                                                            (unaudited)           (unaudited)
Revenue:
      Service and Installation Revenues                      $      --             $  79,673
      Sales Returns and Allowances                             (35,177)
                                                             ---------             ---------
   Service and installation, net                             $      --             $  44,496
                                                             ---------             ---------
Cost of Services:
   Network and service costs                                       339               189,278

Operating Expenses:
   Selling, marketing, general and administrative                7,582               178,656
   Restructuring costs                                               0                 7,571
   Depreciation and amortization                                10,923               122,694
                                                             ---------             ---------
      Total Cost of Operations                               $  18,844             $ 498,199
                                                             ---------             ---------
Loss from operations                                         $ (18,844)            $(453,703)
                                                             ---------             ---------

Interest income                                                    615                15,154
Interest expense (including amortized debt                      10,297               (66,266)
   discount and issue costs)
Equity in losses of affiliates                                       0               (12,648)
Other income                                                  (303,507)             (320,507)
                                                             ---------             ---------
      Total other income (expense)                           $(292,595)            $(384,267)
                                                             =========             =========
NET LOSS                                                     $(311,439)            $(837,970)
                                                             =========             =========


                             RHYTHMS NETCONNECTIONS
                      SCHEDULE OF DISBURSEMENTS BY COMPANY
                   DECEMBER 1, 2001 THROUGH DECEMBER 31, 2001

          COMPANY NAME                   OPERATING EXPENSES       PAYROLL EXPENSES      TOTAL DISBURSEMENTS
          ------------                   ------------------       ----------------      -------------------
Rhythms NetConnections, Inc.                 $ 2,035,038            $ 6,862,338            $ 8,897,376
Rhythms Links Inc.                           $18,299,953                                   $18,299,953
Rhythms Links Virginia, Inc.                 $    26,366                                   $    26,366
Rhythms Leasing                              $        --                                   $        --
RCanada Inc.                                 $        --                                   $        --
                                             -----------            -----------            -----------
              TOTAL DISBURSEMENTS            $20,361,357            $ 6,862,338            $27,223,696
                                             ===========            ===========            ===========

                           RHYTHMS NETCONNECTIONS INC.
                           EXPENSES FUNDED BY WORLDCOM
                                  DECEMBER 2001

FUNDING TRANSFERS AND COLLECTIONS FROM WORLDCOM:               17,385,828.08

EXPENSES REIMBURSED BY WORLDCOM:
                Cost of Goods Sold                             17,337,021.49
                Operating Expenses                                333,627.83
                                                               -------------
                                                               17,670,649.32
                                                               =============

                           RHYTHMS NETCONNECTIONS INC.
                                GROSS WAGES PAID
                                  DECEMBER 2001

          PAY PERIOD                      AMOUNT
          ----------                    ----------
December 2-December 15, 2001             6,817,779
December 16-29, 2001                       (41,685)
December 16-29, 2001                        (5,501)
                                        ----------
                                         6,770,593
                                        ==========

All wage obligations are paid by the Debtor, Rhythms NetConnections Inc.
No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

                           RHYTHMS NETCONNECTIONS INC.
                            SCHEDULE OF PAYROLL TAXES
                              FOR DECEMBER 31, 2001

  DESCRIPTION           PAYROLL TAX WITHHELD    PAYROLL TAX INCURRED    PAYROLL TAX PAID
  -----------           --------------------    --------------------    ----------------
FIT WITHHELD                 (1,888,147)                                   1,888,147
LOCAL WITHHELD                     (292)                                         292
MEDICARE WITHHELD              (100,286)                                     100,286             PAY PERIOD
OASDI WITHHELD                  (51,032)                                      51,032             DECEMBER 2-DECEMBER 15
SDI WITHHELD                       (109)                                         102             PAYMENT DATE - 12/14/01
SIT WITHHELD                   (311,686)                                     311,686
MEDICARE PAYABLE                                     (100,286)               100,286
OASDI PAYABLE                                         (51,032)                51,032


FIT WITHHELD                     24,372
LOCAL WITHHELD
MEDICARE WITHHELD                                         616                                    PAY PERIOD
OASDI WITHHELD                                         (1,485)                                   DECEMBER 16-29
SDI WITHHELD                                                                                     PAYMENT DATE - 12/28/01
SIT WITHHELD                      3,340
MEDICARE PAYABLE                    616
OASDI PAYABLE                    (1,485)


FIT WITHHELD                      1,122
LOCAL WITHHELD
MEDICARE WITHHELD                                          80                                    PAY PERIOD
OASDI WITHHELD                                            341                                    DECEMBER 16-29
SDI WITHHELD                                                                                     PAYMENT DATE - 12/28/01
SIT WITHHELD                        233
MEDICARE PAYABLE                                           80
OASDI PAYABLE                                             341


FIT WITHHELD                     (1,435)
LOCAL WITHHELD
MEDICARE WITHHELD                   (94)
OASDI WITHHELD                                                                                   W-2 COMP
SDI WITHHELD                                                                                     PAYMENT DATE - 12/31/01
SIT WITHHELD                                             (187)
MEDICARE PAYABLE                                          (94)
OASDI PAYABLE
                             ----------             ----------             ---------
                             (2,322,933)             (151,766)             2,502,863
                             ==========             ==========             =========

                           RHYTHMS NETCONNECTIONS INC.
                          PAYROLL TAX PAYMENTS BY STATE
                                  DECEMBER 2001

      STATE                    TOTAL
-----------------            ---------
CA                              11,432
CO                             291,016
GA                                 458
IL                               1,015
IN                                 307
MA                               1,531
MI                                 308
MN                                 382
NJ                                 121
NY                               1,899
OH                                 330
PA                                 203
VA                               2,289
WI                                 498
N1 - NY City - NY                  292
IRS                          2,190,783
                             ---------
                             2,502,863
                             =========

Rhythms NetConnections & Subsidiaries
Debtors-In-Possession
Schedule of Tax Payments
December 2001

Jurisdiction                                          Date    Type of Tax                 Amount
Property Taxes

Alameda County Treasurer                             6-Dec-01 Property Tax              31,694.71
Chesapeake, City of                                  6-Dec-01 Property Tax                 165.12
Chesapeake, City of                                  6-Dec-01 Property Tax                 148.87
Duluth, City of                                      6-Dec-01 Property Tax                 124.51
Farmington Hills, City                               6-Dec-01 Property Tax                 954.68
Hampton, City                                        6-Dec-01 Property Tax                 272.36
Petersburg, City Treasurer                           6-Dec-01 Property Tax                  42.77
Clear Creek I.S.D                                    6-Dec-01 Property Tax                 924.43
Contra Costa Tax Collector                           6-Dec-01 Property Tax              12,301.86
San Bernardino County                                6-Dec-01 Property Tax               1,258.39
Eagle Mountain - Sagin                               6-Dec-01 Property Tax               1,598.91
El Dorado County Treasurer                           6-Dec-01 Property Tax               1,269.32
Henrico, County of                                   6-Dec-01 Property Tax                 437.27
Henry County Tax Commission                          6-Dec-01 Property Tax                 595.03
Napa County Tax Collector                            6-Dec-01 Property Tax                 195.99
Orange County Tax Collector                          6-Dec-01 Property Tax              26,661.46
Placer County Treasurer                              6-Dec-01 Property Tax                 545.42
Riverside, County of                                 6-Dec-01 Property Tax               1,675.30
Sacramento County Tax Collector                      6-Dec-01 Property Tax               6,139.84
San Mateo County Tax Collector                       6-Dec-01 Property Tax              15,448.61
Santa Cruz County Tax Collector                      6-Dec-01 Property Tax               5,525.58
Solano County Tax Collector                          6-Dec-01 Property Tax                 976.71
Solano County Tax Collector                          6-Dec-01 Property Tax                  44.64
Sonoma County Tax Collector                          6-Dec-01 Property Tax                 940.14
Yolo County Treasurer                                6-Dec-01 Property Tax               2,072.86
Arlington County Treasurer                           7-Dec-01 Property Tax               4,316.59
San Francisco Tax Collector                          7-Dec-01 Property Tax              24,685.70
Alamo Heights, City of                               7-Dec-01 Property Tax                 118.33
Clark County Treasurer                               7-Dec-01 Property Tax                 508.73
Clayton County Tax Commission                        7-Dec-01 Property Tax                 279.32
Forsyth County Tax Collector                         7-Dec-01 Property Tax                 223.54
Loudon County, Treasurer                             7-Dec-01 Property Tax                 990.90
Marin County Tax Collector                           7-Dec-01 Property Tax               1,776.88
Ohio Secretary of State                              7-Dec-01 B Lsc                        125.00
St. Bernard, Parish of                               7-Dec-01 Property Tax               1,422.33
Pennsylvania Dept. of Revenue                        7-Dec-01 B Lsc                        180.00
Rockdale County Tax Collector                        7-Dec-01 Property Tax                 260.66
State of Washington                                  7-Dec-01 B Lsc                         20.00
Tulsa County Treasurer                               7-Dec-01 Property Tax               6,036.00
Chesterfield County Treasurer                        7-Dec-01 Property Tax                 718.85
                                                                                       ----------
                                                                                       153,677.61
                                                                                       ==========

Sales, Use, and Telecommunications Taxes

State of New York                                    7-Dec-01 Sales and Use             32,957.11
Washington Dept. of Revenue                          7-Dec-01 Sales and Use                149.56
Universal Service Administration Corporation         7-Dec-01 USF                        4,121.19
Universal Service Administration Corporation         7-Dec-01 USF                      385,153.42
                                                                                       ----------
                                                                                       422,381.28
                                                                                       ==========
